UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2004

CASTLEGUARD ENERGY, INC.
(Exact name of registrant as specified in its charter)

Florida	0-5525	75-2789691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

17768 Preston Road Dallas, Texas	75252
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 647-2110

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

The Board of Directors of Dallas-based Castleguard Energy on July 30, 2004, received the resignation of Bob Honea from the Board of Directors. The Board of Directors is considering the need and advisability of naming a replacement for Mr. Honea prior to the annual shareholders meeting of 2005. No decision has yet been made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on August 3, 2004 on its behalf by the undersigned, thereto duly authorized.

CASTLEGUARD ENERGY, INC.

By: /s/ Harvey Jury
Harvey Jury Director and President